                                   EXHIBIT A
                                   ---------

                           CERTIFICATE OF MERGER OF
                      RICHMONT MARKETING SPECIALISTS INC.
                       INTO MERKERT AMERICAN CORPORATION

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

     NAME                                         STATE OF INCORPORATION
     ----                                         ----------------------

     Richmont Marketing Specialists Inc.                  Delaware
     Merkert American Corporation                         Delaware

     SECOND:   That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

     THIRD:    That Merkert American Corporation shall be the surviving
corporation.

     FOURTH:   That the Certificate of Incorporation of Merkert American
Corporation, shall constitute the Certificate of Incorporation of the surviving corporation.

     FIFTH:    That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 490 Turnpike Street, Canton, MA 02021.

     SIXTH:    That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Dated: _________ ___, 1999

                              MERKERT AMERICAN CORPORATION,
                              a Delaware Corporation

                              ___________________________________
                              By:
                              Its:

                                      A-1